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                                                                   EXHIBIT 3.8


                            ARTICLES OF ORGANIZATION

                                       OF

                                SCI FINANCE LLC


                 The undersigned, being over the age of 18 years and acting as the sole organizer of a limited liability company under the Texas Limited Liability Company Act, as amended, does hereby adopt the following Articles of Organization for SCI Finance LLC (the "Company"):


                                  ARTICLE ONE

                 The name of the Company is SCI Finance LLC.


                                  ARTICLE TWO

                 The period of duration of the Company will commence upon the issuance of the Certificate of Organization for the Company by the Secretary of State of Texas and shall continue until the close of Company business on December 31, 2050, or until the earlier dissolution of the Company in accordance with the provisions of the Regulations of the Company (the "Regulations"), or as otherwise required by law.


                                 ARTICLE THREE

                 3.1 The total authorized membership interests of the Company shall be 7,001,000 interests. The Company is authorized to issue two classes of membership interests to be designated respectively as "Common Interests" and "Preferred Interests".

                 3.2 As to the Common Interests, the Company shall have authority to issue 1,000 Common Interests, $0.01 par. Subject to any prior rights of the holders of Preferred Interests, the holders of Common Interests shall be entitled to receive interim distributions payable in cash, interests or otherwise, when, as and if declared by the manager out of funds legally available therefor. Each holder of Common Interests shall be entitled to one vote per Common Interest held of record on the Company's books. Upon any liquidation, dissolution or winding up of the
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                          Company, any of the Company's net assets available
                          after distributions to any persons with priority relative to the holders of the Common Interests, including holders of the Preferred Interests, shall be distributed pro rata to the holders of Common Interests in accordance with their respective rights and interests. The Regulations shall set forth any other rights, powers and privileges relating to the Common Interests.

                 3.3 As to the Preferred Interests, the Company shall have authority to issue from time to time in one or more series up to 7,000,000 Preferred Interests, $0.01 par, each series of Preferred Interests ranking pari passu as to participation in profits and assets with each other series of Preferred Interests and with such other relative rights to interim distributions, voting rights, distributions upon liquidation, and other rights, preferences, privileges, limitations, restrictions and other terms and provisions as shall be set forth in the Regulations from time to time.


                                  ARTICLE FOUR

                 The purposes for which the Company is organized are:

                 4.1 To issue its Common Interests to Service Corporation International ("Service Corporation") and redeem and repurchase such Common Interests.

                 4.2 To issue its Preferred Interests to purchasers, agents, underwriters or to members of the public, and
                          (a) to use the proceeds thereof and of the Common Interests in connection with loans to SCI International Limited ("SCI Limited") and/or investments in Eligible Investments (as defined below); (b) to enforce, amend and administer the terms of such loan; and (c) to redeem and repurchase such Preferred Interests and otherwise to perform its obligations relating to such Preferred Interests and any agreement incidental thereto.

                          4.2.1 As used herein, the term "Eligible Institution" means a depository institution organized under the laws of





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                                       the United States of America or any one
                                       of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) (1) which has either
                                       (i) a long-term unsecured debt rating of AAA or better by S&P's and Aaa or better by Moody's or (ii) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ or better by S&P's and P-1 or better by Moody's and
                                       (2) whose deposits are insured by the
                                       FDIC or (b)(1) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (2) whose deposits are insured by the FDIC.

                          4.2.2 As used herein, "Eligible Investments" means book-entry securities, negotiable instruments, cash or securities represented by instruments in bearer or registered form which evidence:

                                       (a)      direct obligations of, and
                                                obligations fully guaranteed as
                                                to timely payment by, the
                                                Government of the United States
                                                of America;

                                       (b)      demand deposits, time deposits
                                                or certificates of deposit of
                                                any depository institution or
                                                trust company incorporated
                                                under the laws of the United
                                                States of America or any state
                                                thereof and subject to
                                                supervision and examination by
                                                federal or state banking or
                                                depository institution
                                                authorities; provided, however,
                                                that at the time of the
                                                investment or contractual
                                                commitment to invest therein,
                                                the commercial paper or other
                                                short-term unsecured debt
                                                obligations (other than such
                                                obligations the rating of which
                                                is based on the credit of a
                                                Person other than such
                                                depository institution or trust
                                                company) thereof shall have a
                                                credit rating from each of
                                                S&P's, Moody's and (if





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                                                rated by Fitch) Fitch in the
                                                highest investment category
                                                granted thereby;

                                       (c)      commercial paper having, at the
                                                time of the investment or
                                                contractual commitment to
                                                invest therein, a rating from
                                                each of S&P's, Moody's and (if
                                                rated by Fitch) Fitch in the
                                                highest investment rating
                                                category granted thereby;

                                       (d)      investments in money market
                                                funds having a rating from each
                                                of S&P's and Moody's in the
                                                highest investment rating
                                                category granted thereby;

                                       (e)      demand deposits, time deposits
                                                and certificates of deposit
                                                which are fully insured by the
                                                FDIC;

                                       (f)      bankers' acceptances issued by
                                                any depository institution or
                                                trust company referred to in
                                                clause (b) above; or

                                       (g)      repurchase obligations with
                                                respect to any security that is
                                                a direct obligation of, or
                                                fully guaranteed by, the
                                                Government of the United States
                                                of America or any agency or
                                                instrumentality thereof, the
                                                obligations of which are backed
                                                by the full faith and credit of
                                                the United States of America,
                                                in either case entered into
                                                with (1) a depository
                                                institution or trust company
                                                (acting as principal) described
                                                in clause (b) or (2) a
                                                depository institution or trust
                                                company which is an Eligible
                                                Institution and the deposits of
                                                which are insured by the FDIC.

                          4.2.3 As used herein, the term "FDIC" means the Federal Deposit Insurance
                                       Corporation or any successor thereto.





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                          4.2.4        As used herein, the term "Fitch" means
                                       Fitch Investors Service, Inc. or any
                                       successor thereto.

                          4.2.5 As used herein, the term "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                          4.2.6 As used herein, the term "Person" means any individual, corporation, association, partnership, trust or other entity.

                          4.2.7 As used herein, the term "S&P" means Standard & Poor's Ratings Group or any successor thereof.

                 4.3 To engage in any activity (including, without limitation, entering into and performing any agreement) which may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purposes.

                 The Company shall have no power to incur obligations with respect to borrowed money from or become liable in respect of any borrowings of a third party. The foregoing shall not limit the Company's ability to incur other obligations.


                                  ARTICLE FIVE

                 The organizer is Curtis G. Briggs and the address of the organizer is 1929 Allen Parkway, Houston, Texas 77219.


                                  ARTICLE SIX

                 The name of the initial registered agent of the Company in the State of Texas is The Prentice-Hall Corporation System, Inc., and the address of such initial registered agent is 400 North St. Paul Street, Dallas, Texas 75201.


                                 ARTICLE SEVEN

                 The Company is to be managed by the holder of the Common Interests. The number of initial managers shall be one. The name and address of the initial manager shall be as follows:





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                        Service Corporation International
                        1929 Allen Parkway
                        Houston, Texas  77219


                                 ARTICLE EIGHT

                 No member shall have a preemptive right to acquire any membership interests or securities of any class that may at any time be issued, sold or offered for sale by the Company. Without limiting the foregoing, and without in any way limiting any Regulations, no vote, approval or consent of any member or class or group of members, in its capacity as such, shall be required with respect to the creation or issuance of any membership interest whether at or subsequent to the issuance of interests to the initial members of the Company, unless the Regulations otherwise specifically provide.


                                  ARTICLE NINE

                 Except as expressly provided in the Regulations and in the Liability Assumption Agreement between Service Corporation and the Company (the "Assumption Agreement"), and to the extent permitted by law, no officer, director, employee or other agent of any manager of the Company (each, an "Agent") shall be liable to the Company or its members for monetary damages for an act or omission in such Agent's capacity as an Agent, provided that this Article Nine does not eliminate or limit the liability of any such Agent to the extent such Agent is found liable for (a) a breach of such Agent's duty of loyalty to the Company or its members; (b) an act or omission not in good faith that constitutes a breach of duty of such Agent to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which such Agent received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such Agent's office; or (d) an act or omission for which the liability of any such Agent is expressly provided by an applicable statute. Any repeal or amendment of this Article Nine by the members of the Company shall be prospective only and shall not adversely affect any limitation on the liability of any Agent existing at the time of such repeal or amendment. In addition to the circumstances in which any Agent is not liable as set forth in the preceding sentences and except as provided in the Regulations and in the Assumption Agreement, any Agent shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of any Agent or of a director





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of a corporation.  The foregoing shall not affect the liability of a holder of a Common Interest as provided in Article Ten.


                                  ARTICLE TEN

                 Each holder of a Common Interest, in its capacity as a holder of a Common Interest, is fully liable for the Company's debts and liabilities and each such holder is directly liable to any creditor of the Company for such debts and liabilities.


                                 ARTICLE ELEVEN

                 The Transfer of any Common Interests is prohibited absolutely. Any Transfer of any Common Interests shall be void and shall not be effective to transfer to any transferee thereof any rights conferred on a member including but not limited to rights to receive notice of or attend meetings of the Company, to vote on any matter, to receive interim distributions, or to receive a share of the net assets of the Company upon its dissolution and winding up. The preceding sentence shall not affect the transferability of any Preferred Interests. For purposes of this Article Eleven, "Transfer" means, with respect to any Common Interest, the transfer, sale, assignment, mortgage, creation or permission to subsist of pledge, lien, charge or encumbrance over, grant of any option, interest or other rights in, or other disposition of any such interests, any part thereof or any interest therein, whether by agreement, operation of law or otherwise.


                                 ARTICLE TWELVE

                 The power to adopt, alter, amend or repeal the Regulations shall be vested in the manager of the Company, subject to any power expressly vested by the Regulations in the holders of one or more series of Preferred Interests to adopt, alter, amend or repeal the Regulations.


                 IN WITNESS WHEREOF, these Articles of Organization have been executed on October 6, 1994 by the undersigned.


                                      SOLE ORGANIZER



                                      /s/  Curtis G. Briggs





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